EXHIBIT 99.4




                                                June 11, 2007

Mr. J. McGill                                   Mr. B. Beazer
9419 Meadowbrook Avenue                         330 East 38th Street, Suite 34D
Philadelphia, PA 19118                          New York, NY 10016


      Re:      Rye 68, LLC

Gentlemen:

      The purpose of this letter agreement is to detail the terms of our agreement regarding the purchase by Rye 68, LLC ("Rye 68") of 500,000 shares of Class A Common Stock ("Stock") of Numerex Corp. ("NMRX") from Mr. Kenneth Manser ("Mr. Manser"). This letter agreement shall serve as Rye 68's operating agreement. Any issues not addressed herein shall be supplemented by reference to the Delaware limited liability company law. Accordingly, the undersigned herby agree as follows:

      1. Rye 68 is a special purpose limited liability company formed in Delaware to purchase 500,000 shares of NMRX Stock from Mr. Manser. Rye 68's sole business will be acquiring said Stock and repaying the indebtedness incurred to Mr. Manser in connection with the acquisition of said Stock.

      2. The Stock will be acquired from Mr. Manser pursuant to Stock Purchase Agreement between Rye 68 and Mr. Manser (the "SPA"), a Promissory Note and Stock Pledge Agreement made by Rye 68 in favor of Mr. Manser (the "Note") and an Escrow Agreement among Rye 68, Mr. Manser and the escrow agent designated therein (the "Escrow Agreement"; the SPA, the Note and the Escrow Agreement are collectively referred to as the "Transaction Documents"). The undersigned Messrs. McGill, Beazer and Ryan acknowledge that copies of the Transaction Documents are attached hereto as Exhibit "A" and that Rye 68 is authorized to sign the Transaction Documents and to proceed to consummate the transactions described therein.

      3. The undersigned Messrs. McGill, Beazer and Ryan will be the sole members of Rye 68. Rye 68 has 100 authorized membership units. Mr. McGill shall be entitled to 50 membership units in Rye 68 in exchange for a capital contribution of $1,031,250 and Mr. Beazer and Mr. Ryan shall each be entitled to 25 membership units in Rye 68 in exchange for capital contributions of $515,625. No additional membership units will be issued absent the unanimous concurrence of all Rye 68 members. Capital contributions will be made by funding into Rye 68's account at East River Bank, 4341 Ridge Avenue, Philadelphia, PA 19129.

Mr. Jef McGill
Mr. Brian Beazer

June 11, 2007
Page 2



      4. The undersigned Messrs. McGill, Beazer and Ryan will constitute the Board of Managers of Rye 68 and agree that no additional Managers will be appointed without the unanimous concurrence of all Rye 68 managers. Further, the Board of Managers agree that all material decisions regarding Rye 68 will be made with the unanimous assent of the Board of Managers.

      5. The undersigned Messrs. McGill, Beazer and Ryan agree that the neither the Rye 68 membership units nor the Stock will be directly or indirectly sold, assigned, transferred, pledged, hypothecated or otherwise disposed of absent the unanimous consent of all Members. In the event that a member dies or becomes incapacitated prior to repayment of the Note, the remaining members shall be deemed to hold the deceased or incapacitated members membership units in trust on behalf of the deceased Member's heirs or on behalf of the incapacitated member until the Note has been repaid.

      6. The undersigned members and Board of Managers agree that they will liquidate Rye 68 and/or distribute the NMRX Shares to Rye 68's members in accordance with their respective ownership interest immediately after the Note has been repaid in full.

      7. EACH OF THE UNDERSIGNED AGREE THAT THIS LETTER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THAT ANY DISPUTE RELATED HERETO SHALL BE RESOLVED IN THE FEDERAL OR STATE COURTS RESIDENT IN BOROUGH OF MANHATTAN AND EACH OF THE UNDERSIGNED FURTHER CONSENTS TO THE EXCLUSIVE JURISDICTION OF SAID COURTS AND WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH SUCH DISPUTE.

Mr. Jef McGill
Mr. Brian Beazer

June 11, 2007
Page 3



      I look forward to a successful investment with each of you in Rye 68. If the foregoing is in accord with our agreements, please indicate by your signature below.

                                                     Kind Regards,

                                                     /s/ Andrew J. Ryan

                                                     Andrew Ryan


ACCEPTED & AGREED


         /s/ Brian Beazer
---------------------------
BRIAN BEAZER


         /s/ John F. McGill
---------------------------
JOHN F. MCGILL



RYE 68, LLC

By:      Andrew J. Ryan
    -----------------------
         ANDREW J. RYAN